Leonard W. Burningham

Lawyer

Hermes Building - Suite 205

455 East Fifth South

Salt Lake City, Utah 84111-3323

Of Counsel

Telephone (801) 363-7411

Branden T. Burningham, Esq.

Fax (801)355-7126

Bradley C. Burningham, Esq.

          email lwb@burninglaw.com

May 24, 2013

Securities and Exchange Commission

Via EDGAR

Re:

Consent to be named in the Current Report on Form 8-K dated May 24, 2013 of Geo Point Technologies, Inc.

Dear Ladies and Gentlemen:

I hereby consent to be named in the above referenced Current Report, and to have my opinion appended as Exhibit No. 5.

Very sincerely yours,

/s/Leonard W. Burningham

Leonard W. Burningham

LWB/sg